SUPPLEMENT

TO PROSPECTUS SUPPLEMENT DATED MAY 23, 1997               RULE 424(B)(5)
(TO PROSPECTUS DATED FEBRUARY 21, 1997)                   FILE NO. 333-11095

                                   CWABS, INC.
                                    Depositor

                                   COUNTRYWIDE
                                HOME LOANS, INC.
                           Sponsor and Master Servicer



       REVOLVING HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 1997-B
                               -------------------


The certificates represent obligations of the trust only and do not represent an interest in or obligation of CWABS, Inc., Countrywide Home Loans, Inc. or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.

                                    THE CERTIFICATES

                    o This supplement relates to the offering of the certificates of the series referenced above. This supplement does not contain complete information about the offering of the certificates. Additional information is contained in the prospectus supplement dated May 23, 1997 prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated February 21, 1997. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

                    o As of December 15, 1998, the class certificate balance of the certificates was approximately $103,338,044.11.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

DECEMBER 21, 1998

                                THE MORTGAGE POOL

         As of December 1, 1998 (the "Reference Date"), the Mortgage Pool included approximately 4,769 Mortgage Loans having an aggregate Stated Principal Balance of approximately $107,993,878.

         The  following   table   summarizes  the  delinquency  and  foreclosure
experience of the Mortgage Loans as of the Reference Date.

                                                                                                  As of
                                                                                            December 1, 1998
                                                                                            ----------------
Aggregate Stated Principal Balance of the Mortgage Loans.........................             $107,993,878
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                  0.47%
         60-90 days..............................................................                  0.09%
         91 days or more (excluding pending foreclosures)........................                  0.26%
                                                                                            ----------------
         Total Delinquencies.....................................................                  0.82%
                                                                                            ================
Foreclosures Pending.............................................................                  0.09%
                                                                                            ----------------
    Total Delinquencies and foreclosures pending.................................                  0.91%
                                                                                            ================

______________

(1) As a percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Reference Date.

     One Mortgage Loan has been converted and is, as of the Reference Date, an REO loan.

     Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

THE MASTER SERVICER

     Countrywide Home Loans, Inc. ("Countrywide") will continue to act as Master Servicer under the Agreement.

     At September 30, 1998, Countrywide provided servicing for approximately $196.9 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At September 30, 1998, Countrywide provided servicing for approximately $1.3 billion aggregate principal amount of first and second lien mortgage loans originated under home equity lines of credit.

FORECLOSURE AND DELINQUENCY EXPERIENCE

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans serviced by the Master Servicer. Since Countrywide only began servicing home equity loans in October 1994, the delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                                                   DELINQUENCY AND FORECLOSURE EXPERIENCE(1)
                                      AS OF DECEMBER 31, 1996            AS OF DECEMBER 31, 1997
                                      -----------------------            -----------------------
Portfolio.............             455,962,847.88     100.00%     1,062,794,424.18       100.00%

Delinquency percentage(1)

       30-59 days.....                 599,953.75       0.13%         3,789,570.37         0.36%
       60-89..........                 444,075.12       0.10%           533,225.80         0.05%
       90+ days.......                 437,162.71       0.10%         1,101,964.19         0.10%
           Total(2)...               1,481,191.58       0.32%         5,424,760.36         0.51%
Foreclosure Rate(3)...                 771,389.69       0.17%         1,166,826.32         0.11%
Bankruptcy Rate(4)....                 766,265.47       0.17%         3,071,686.84         0.29%

(Table Continued)

                                     AS OF SEPTEMBER 30, 1998
                                     ------------------------
Portfolio.............           1,290,008,748.84     100.00%
Delinquency percentage(1)
       30-59 days.....               4,368,838.77       0.34%
       60-89..........               1,053,258.11       0.08%
       90+ days.......               2,442,379.39       0.19%
           Total(2)...               7,864,476.27       0.61%
Foreclosure Rate(3)...               1,316,152.71       0.10%
Bankruptcy Rate(4)....               4,253,708.93       0.33%

______________
(1) The period of delinquency is based on the number of days payments are contractually past due.

(2) Certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

(3) "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

(4) "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

YEAR 2000 COMPLIANCE

         The Master Servicer has made and will continue to make investments to identify, modify or replace any computer systems which are not year 2000 compliant and to address other related issues associated with the change of the millennium. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Master Servicer or the Trustee are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the Mortgage Loans could materially and adversely affect the holders of the Certificates.

                         DESCRIPTION OF THE CERTIFICATES

     The Certificates will be allocated and entitled to receive interest and principal payments as described in the Prospectus Supplement under "Description of the Certificates-- Distributions on the Certificates".

     As of December 15, 1998 (the "Certificate Date"), the Certificate Principal Balance of the Certificates was approximately $103,338,044.11. As of the Certificate Date the Pool Factor was approximately 0.6351447 and the Invested Amount was approximately $103,338,044.11. For additional information with respect to the Certificates, see "Description of the Certificates" in the Prospectus Supplement.

REPORTS TO CERTIFICATEHOLDERS

     The  most   recent   monthly   statement   that  has  been   furnished   to
Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

                             THE CERTIFICATE INSURER

     Effective February 17, 1998, MBIA Inc., a New York Stock Exchange listed company (the "Company"), acquired all of the outstanding stock of Capital Markets Assurance Corporation ("CapMAC") through a merger with its parent CapMAC Holdings Inc. Pursuant to a reinsurance agreement, CapMAC has ceded all of its net insured risks (including any amounts due but unpaid from third party reinsurers), as well as its unearned premiums and contingency reserves, to MBIA Insurance Corporation, a New York Stock company ("MBIA"). MBIA is the principal operating subsidiary of the Company. The Company is not obligated to pay the debts of or claims against MBIA.

     MBIA files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). These documents may be reviewed at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. MBIA's SEC filings are also available to the public at the SEC's Web site at http://www.sec.gov.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Certificates discussed under the sections titled "Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

     On December 30, 1997 the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described in the Prospectus. It is recommended that prospective purchasers of the Certificates consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     The Taxpayer Relief Act of 1997 and the IRS Restructuring and Reform Act of 1998 reduced the capital gains tax rates for certain noncorporate taxpayers. Prospective investors should consult their tax advisors with respect to these tax law changes.

     The Small Business and Job Protection Act of 1996 and Taxpayer Relief Act of 1997 modified the definition of U.S. person with regard to trusts. A trust is a "U.S. Person" if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. In addition, U.S. Persons include certain trusts that can elect to be treated as U.S. Persons.

     Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 1999, subject to certain transition rules.

                              ERISA CONSIDERATIONS

     Prospective purchasers of the Certificates should consider carefully the ERISA consequences of an investment in the Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement and subject to the qualifications and limitations set forth therein, it is believed that the Exemption will apply to the acquisition and holding of the Certificates by Plans and that all conditions of the Exemption other than those within the control of investors will be met.

                                     RATINGS

     The Certificates are currently rated "AAA" by Standard & Poor's and "Aaa" by Moody's. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                    EXHIBIT 1


                       PRINCIPAL BALANCES
--------------------------------------------------------------
                                     AGGREGATE
                        NUMBER OF    PRINCIPAL
  RANGE OF PRINCIPAL    MORTGAGE      BALANCE       PERCENT OF
       BALANCES           LOANS     OUTSTANDING        POOL
----------------------- ---------  -------------   -----------
$  0.00 to $ 10,000....    1,133     $2,774,871        2.56%
 10,001 to   20,000....    1,546     23,685,162       21.94%
 20,001 to   30,000....    1,011     25,122,037       23.26%
 30,001 to   40,000....      467     16,306,768       15.10%
 40,001 to   50,000....      271     12,238,390       11.33%
 50,001 to   60,000....      114      6,225,711        5.76%
 60,001 to   70,000....       65      4,228,477        3.92%
 70,001 to   80,000....       54      4,066,144        3.77%
 80,001 to   90,000....       36      3,091,004        2.86%
 90,001 to  100,000....       31      2,988,895        2.77%
100,001 to  125,000....       10      1,161,069        1.08%
125,001 to  150,000....       16      2,284,769        2.12%
150,001 to  175,000....        3        478,857        0.44%
175,001 to  200,000....        4        766,627        0.71%
200,001 to  225,000....        1        225,000        0.21%
225,001 to  250,000....        2        453,901        0.42%
275,001 to  300,000....        1        299,824        0.28%
325,001 to  350,000....        1        347,600        0.32%
350,001 and up.........        3      1,248,773        1.16%
                        ---------  -------------   -----------
    Total..............    4,769   $107,993,878      100.00%
                        =========  =============   ===========

                   GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------
                                      AGGREGATE
                        NUMBER OF     PRINCIPAL
                        MORTGAGE       BALANCE     PERCENT OF
        STATE             LOANS      OUTSTANDING      POOL
----------------------- ---------  -------------   -----------
Alabama.............        103      $1,980,483        1.83%
Alaska..............          2          42,114        0.04%
Arizona.............        163       3,801,445        3.52%
California..........       1069      28,707,772       26.58%
Colorado............        203       3,812,307        3.53%
Connecticut.........         38         827,706        0.77%
Delaware............          8         101,199        0.09%
District of Columbia          3         250,878        0.23%
Florida.............        299       6,003,500        5.56%
Georgia.............        109       2,256,153        2.10%
Idaho...............         98       2,395,462        2.22%
Illinois............        164       3,303,700        3.06%
Indiana.............         60       1,068,165        0.99%
Iowa................         10         210,233        0.19%
Kansas..............         51         892,650        0.83%
Kentucky............         25         446,652        0.14%
Louisiana...........         61       1,253,918        1.16%
Maine...............         15         502,260        0.47%
Maryland............        106       1,882,423        1.74%
Massachusetts.......        116       2,849,305        2.64%
Michigan............        182       3,654,020        3.38%
Mississippi.........         14         330,480        0.31%
Missouri............         88       1,645,194        1.52%
Montana.............         24         631,395        0.58%
Nebraska............         21         296,168        0.27%
Nevada..............          90      2,027,655        1.88%
New Hampshire.......          26        591,823        0.55%
New Jersey..........         155      3,670,084        3.40%
New Mexico..........          45      1,101,449        1.02%
New York............         120      3,393,269        3.14%
North Carolina......          90      1,966,327        1.82%
North Dakota........           2         45,667        0.04%
Ohio................         183      3,236,498        3.00%
Oklahoma............          28        748,637        0.69%
Oregon..............         159      4,481,441        4.15%
Pennsylvania........         157      2,771,988        2.57%
Rhode Island........          14        217,783        0.20%
South Carolina......          27        619,893        0.57%
South Dakota........           7         79,674        0.07%
Tennessee...........          85      1,478,617        1.37%
Texas...............           4         95,740        0.09%
Utah................         136      3,241,654        3.00%
Vermont.............           8        106,786        0.10%
Virginia............          67      1,468,453        1.36%
Washington..........         263      6,430,004        5.95%
Wisconsin...........          46        661,663        0.61%
Wyoming.............          25        404,243        0.37%
                        ---------  -------------   -----------
     Total..........       4,769   $107,993,878      100.00%
                        =========  =============   ===========
______________
(1) Geographic location is determined by the address of the Mortgaged property securing the related Mortgage Loan.

               COMBINED LOAN-TO-VALUE RATIOS(1)
--------------------------------------------------------------
                                      AGGREGATE
                         NUMBER OF    PRINCIPAL
   RANGE OF COMBINED     MORTGAGE      BALANCE     PERCENT OF
  LOAN-TO-LOAN RATIOS      LOANS     OUTSTANDING      POOL
----------------------- ---------  -------------   -----------
 1.00%  to  10.00%.....         4        $20,313       0.02%
10.01%  to  20.00%.....        15        265,039       0.25%
20.01%  to  30.00%.....        27        546,888       0.51%
30.01%  to  40.00%.....        46        757,659       0.70%
40.01%  to  50.00%.....        88      2,168,024       2.01%
50.01%  to  60.00%.....       164      4,219,420       3.91%
60.01%  to  70.00%.....       576     13,044,782      12.08%
70.01%  to  80.00%.....     1,129     28,044,847      25.97%
80.01%  to  90.00%.....     2,069     44,896,111      41.57%
90.01%  to 100.00%.....       651     14,030,795      12.99%
                        ---------  -------------   -----------
   Total...............     4,769   $107,993,878     100.00%
                        =========  =============   ===========
______________
(1)  The ratio  (expressed as a percentage)  of (A) the sum of
     (i) the Credit Limit of the Mortgage Loans and (ii) any outstanding principal balances of mortgage loans senior or of equal priority to the Mortgage Loans (calculated generally at the date of origination of the Mortgage
     Loans) to (B) the lesser of (i) the appraised value of the related Mortgage Property as set forth in loan files at such date of origination or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgage Property.


                        PROPERTY TYPE
--------------------------------------------------------------
                                      AGGREGATE
                         NUMBER OF    PRINCIPAL
                         MORTGAGE      BALANCE     PERCENT OF
     PROPERTY TYPE         LOANS     OUTSTANDING      POOL
----------------------- ---------  -------------   -----------
Condo Low Rise.........       133     $2,801,888       2.59%
Two-to-Four Family.....        29        572,238       0.53%
PUD....................       346      8,188,994       7.58%
Single Family Residence     4,261     96,430,757      89.29%
                        ---------  -------------   -----------
     Total.............     4,769   $107,993,878     100.00%
                        =========  =============   ===========


                        LIEN PRIORITY
--------------------------------------------------------------
                                      AGGREGATE
                         NUMBER OF    PRINCIPAL
                         MORTGAGE      BALANCE     PERCENT OF
   RANGE OF MARGINS        LOANS     OUTSTANDING      POOL
----------------------- ---------  -------------   -----------
First Lien............        90     $3,297,993         3.05%
Second Lien...........     4,679    104,695,885        96.95%
                        ---------  -------------   -----------
     Total............     4,769   $107,993,878       100.00%
                        =========  =============   ===========

                        LOAN RATES(1)
--------------------------------------------------------------
                                      AGGREGATE
                         NUMBER OF    PRINCIPAL
                         MORTGAGE      BALANCE     PERCENT OF
  RANGE OF LOAN RATES      LOANS     OUTSTANDING      POOL
----------------------- ---------  -------------   -----------
 6.001%  to  6.250%...        1              $0         0.00%
 7.751%  to  8.000%...        1          85,000         0.08%
 8.001%  to  8.250%...        2          27,487         0.03%
 8.251%  to  8.500%...      874      20,781,912        19.24%
 8.501%  to  8.750%...       19         503,151         0.47%
 8.751%  to  9.000%...      154       5,736,804         5.31%
 9.001%  to  9.250%...      119       2,940,642         2.72%
 9.251%  to  9.500%...      488       9,620,045         8.91%
 9.501%  to  9.750%...       93       2,358,988         2.21%
 9.751%  to 10.000%...      113       2,325,226         2.15%
10.001%  to 10.250%...      832      17,723,522        16.41%
10.251%  to 10.500%...       68       1,348,893         1.25%
10.501%  to 10.750%...      321       8,798,849         8.15%
10.751%  to 11.000%...      584      12,247,689        11.34%
11.001%  to 11.250%...       51         847,473         0.78%
11.251%  to 11.500%...      224       5,665,789         5.25%
11.501%  to 11.750%...      358       7,670,025         7.10%
11.751%  to 12.000%...       39         646,466         0.60%
12.001% and up........      428       8,638,916         8.00%
                        ---------  -------------   -----------
   Total                  4,769    $107,993,878          100%
                        =========  =============   ===========


                            MARGIN
--------------------------------------------------------------
                                      AGGREGATE
                         NUMBER OF    PRINCIPAL
                         MORTGAGE      BALANCE     PERCENT OF
   RANGE OF MARGINS        LOANS     OUTSTANDING      POOL
----------------------- ---------  -------------   -----------
0.001%-0.250%.......            2       $27,487        0.03%
0.251%-0.500%.......          874    20,781,912       19.24%
0.501%-0.750%.......           16       357,902        0.33%
0.751%-1.000%.......          153     5,708,104        5.29%
1.001%-1.250%.......          116     2,877,239        2.66%
1.251%-1.500%.......          492     9,766,143        9.04%
1.501%-1.750%.......           95     2,451,462        2.27%
1.751%-2.000%.......          111     2,325,026        2.15%
2.001%-2.250%.......          836    17,744,501       16.43%
2.251%-2.500%.......           66     1,327,449        1.23%
2.501%-2.750%.......          322     8,883,413        8.23%
2.751%-3.000%.......          584    12,247,689       11.34%
3.001%-3.250%.......           51       847,473        0.78%
3.251%-3.500%.......          224     5,665,789        5.25%
3.501%-3.750%.......          359     7,678,648        7.11%
3.751%-4.000%.......           30       477,000        0.44%
4.001%-4.250%.......           96     2,305,396        2.13%
4.251%-4.500%.......          277     5,517,616        5.11%
4.501%-4.750%.......           35       583,134        0.54%
4.751%-5.000%.......           15       254,767        0.24%
5.001% and up.......           15       165,726        0.15%
                        ---------  -------------   -----------
    Total...........        4,769  $107,993,878      100.00%
                        =========  =============   ===========

                CREDIT LIMIT UTILIZATION RATES
---------------------------------------------------------------
                                      AGGREGATE
                         NUMBER OF    PRINCIPAL
 RANGE OF CREDIT LIMIT   MORTGAGE      BALANCE     PERCENT OF
   UTILIZATION RATES       LOANS     OUTSTANDING      POOL
----------------------- ---------  -------------   -----------
00.01% to  10.00%......      772       $139,821        0.13%
10.01% to  20.00%......       76        424,902        0.39%
20.01% to  30.00%......       84        968,675        0.90%
30.01% to  40.00%......      126      1,602,141        1.48%
40.01% to  50.00%......      144      2,494,974        2.31%
50.01% to  60.00%......      156      2,991,544        2.77%
60.01% to  70.00%......      199      4,276,279        3.96%
70.01% to  80.00%......      262      6,309,461        5.84%
80.01% to  90.00%......      467     12,548,309       11.62%
90.01% to 100.00%......    2,483     76,237,773       70.59%
                        ---------  -------------   -----------
   Total...............    4,769   $107,993,878      100.00%
                        =========  =============   ===========


                        CREDIT LIMITS
---------------------------------------------------------------
                                      AGGREGATE
                          NUMBER OF   PRINCIPAL
                           MORTGAGE    BALANCE     PERCENT OF
RANGE OF CREDIT LIMITS      LOANS    OUTSTANDING      POOL
----------------------- ---------  -------------   -----------
  $0.00 to $10,000.....       65       $488,050        0.45%
 10,001 to  20,000.....    1,629     19,303,053       17.87%
 20,001 to  30,000.....    1,311     24,301,283       22.50%
 30,001 to  40,000.....      679     16,765,614       15.52%
 40,001 to  50,000.....      472     14,807,113       13.71%
 50,001 to  60,000.....      170      6,713,448        6.22%
 60,001 to  70,000.....      116      4,734,400        4.38%
 70,001 to  80,000.....       85      3,870,689        3.58%
 80,001 to  90,000.....       49      2,992,905        2.77%
 90,001 to 100,000.....      111      5,754,028        5.33%
100,001 to 110,000.....        8        404,937        0.37%
110,001 to 120,000.....        8        464,257        0.43%
120,001 to 130,000.....       13        775,860        0.72%
130,001 to 140,000.....        2        261,442        0.24%
140,001 to 150,000.....       15      1,520,941        1.41%
150,001 to 160,000.....        6        642,992        0.60%
160,001 to 170,000.....        6        335,314        0.31%
170,001 to 180,000.....        3        207,837        0.19%
190,001 to 200,000.....        6        925,271        0.86%
210,001 to 220,000.....        1         -             0.00%
220,001 to 230,000.....        4        599,771        0.56%
230,001 to 240,000.....        2         -             0.00%
260,001 to 270,000.....        1        228,477        0.21%
290,000 to 300,000.....        2        299,824        0.28%
350,000 and up.........        5      1,596,372        1.48%
                        ---------  -------------   -----------
  Total                    4,769   $107,993,878      100.00%
                        =========  =============   ===========

                        MAXIMUM RATES
---------------------------------------------------------------
                                      AGGREGATE
                         NUMBER OF    PRINCIPAL
                         MORTGAGE      BALANCE     PERCENT OF
     MAXIMUM RATES         LOANS     OUTSTANDING      POOL
----------------------- ---------  -------------   -----------
12.25%........                 36       $646,066       0.60%
12.5%.........                 49        832,552       0.77%
15%...........                 24        631,395       0.58%
16%...........                 89      1,959,919       1.81%
17%...........                503      9,869,383       9.14%
18%...........              4,068     94,054,563      87.09%
                        ---------  -------------   -----------
  Total.......              4,769   $107,993,878     100.00%
                        =========  =============   ===========


          MONTHS REMAINING TO SCHEDULED MATURITY(1)
--------------------------------------------------------------
                                      AGGREGATE
    RANGE OF MONTHS      NUMBER OF    PRINCIPAL
REMAINING TO SCHEDULED   MORTGAGE      BALANCE     PERCENT OF
       MATURITY            LOANS     OUTSTANDING      POOL
----------------------- ---------  -------------   -----------
135-139................      613    $12,988,066       12.03%
195-199................       19        389,832        0.36%
200-204................        1         34,297        0.03%
215-219................        9        227,843        0.21%
220-224................       71      1,159,897        1.07%
275-279................      474      9,759,379        9.04%
280-284................    3,582     83,434,564       77.26%
                        ---------  -------------   -----------
       Total...........    4,769   $107,993,878      100.00%
                        =========  =============   ===========
______________
(1) Assumes that the Draw Period for Mortgage Loans with five year Draw Periods will be extended for an additional five years.


                       ORIGINATION YEAR
--------------------------------------------------------------
                                      AGGREGATE
                         NUMBER OF    PRINCIPAL
                         MORTGAGE      BALANCE     PERCENT OF
   ORIGINATION YEAR        LOANS     OUTSTANDING      POOL
----------------------- ---------  -------------   -----------
1997..............         4,769    $107,993,878     100.00%
                        ---------  -------------   -----------
  Total...........         4,769    $107,993,878     100.00%
                        =========  =============   ===========

                                    EXHIBIT 2

                          Report to Certificateholders



================================================================================
Countrywide Home Loans, Inc.                         Date of Report:  12/19/98
Countrywide Home Equity Loan Trust - Series 1997-B   Time of Report:   3:22 PM
P & S Agreement Date:              May 23, 1997
Original Settlement Date:          May 29, 1997
CUSIP Number of Certificates:
Original Sale Balance:             162,700,000       Investor 8001004
================================================================================

CERTIFICATES INFORMATION
------------------------                         BALANCE         MARGIN
                                                 -------         ------
Investors                                   $162,700,000.00        0.18%
Transferor                                    $3,320,408.16


OTHER INFORMATION
-----------------

Original Pool Balance @ Cut-Off Date        $166,020,408.16
Servicing Fee                                        0.500%

Original Settlement Date                            5/29/97
First Payment Date                                  7/15/97
Long Interest Period Days                                47
Managed Amortization Period (Months)                     60




OC Lockout (Months)                                      30








Initial Insured Amount                      $162,700,000.00



Fixed Allocation Percentage                          98.00%
Investor Certificate Principal Balance                0.00%

Minimum Transferor Interest Percentage                5.00%
Credit Enhancement Fee                               0.150%
Rapid Amortization Event Trigger (% of
Original Pool Balance)                               1.000%
Tail Adjustment                                       $0.00

INPUT SECTION (PAGE 1 of 1)
---------------------------
MONTH:                                                                                       17                18
DISTRIBUTION DATE:                                                                     11/16/98          12/15/98
DETERMINATION DATE:                                                                    11/11/98          12/10/98

MORTGAGE LOANS PAYMENT SUMMARY
------------------------------
    COLLECTION PERIOD:

    MTGE LOANS INTEREST RECEIVED                                                  $1,068,939.87     $1,013,862.55
    MTGE LOANS PRINCIPAL RECEIVED                                                 $6,614,862.63     $6,869,063.52
    MTGE LOANS NET LIQUIDATION PROCEEDS (ALLOC. TO INTEREST)                              $0.00             $0.00
    MTGE LOANS NET LIQUIDATION PROCEEDS (NET OF FORECL. PROFIT & ALLOC.
    TO PRINCIPAL)                                                                         $0.00        ($3,251.49
    MTGE LOANS INSURANCE PROCEEDS (ALLOC. TO INTEREST)                                    $0.00             $0.00
    MTGE LOANS INSURANCE PROCEEDS (ALLOC. TO PRINCIPAL)                                   $0.00             $0.00
    MTGE LOANS SERVICER OPTIONAL ADVANCES (ALLOC. TO INTEREST)                            $0.00             $0.00
    MTGE LOANS PURCHASE PRICE (ALLOC. TO INTEREST) (Section 2.02(a))                      $0.00             $0.00
    MTGE LOANS PURCHASE PRICE (ALLOC. TO PRINCIPAL) (Section 2.02(a))                     $0.00             $0.00
    MTGE LOANS (90+ DAY DELINQUENT) PURCHASE PRICE (ALLOC. TO INTEREST)                   $0.00             $0.00
    MTGE LOANS (90+ DAY DELINQUENT) PURCHASE PRICE (ALLOC. TO PRINCIPAL)                  $0.00             $0.00
    MTGE LOANS REMOVED FROM THE TRUST BY THE SERVICER (Section 2.06)                      $0.00             $0.00
    MTGE LOANS TRANSFER DEPOSIT AMOUNT (ALLOC. TO PRINCIPAL)(Section 2.02(a))            $0.00             $0.00

    MTGE LOANS DRAWS (ADDITIONAL BALANCES)                                        $1,378,407.25     $1,495,926.70
    MTGE LOANS LIQUIDATION LOSS AMOUNT (NET LOSSES)                                       $0.00        $44,536.25

    MTGE LOANS TOTAL ENDING PRINCIPAL BALANCE (NET OF SERVICER REMOVALS)        $113,432,867.76   $108,018,446.18

    AVERAGE MTGE LOANS RATE                                                             10.448%             10.190%
    AVERAGE MTGE LOANS DAILY BALANCE                                            $118,215,610.78   $112,957,836.28



DELINQUENCY & REO  SUMMARY
    DEL STAT 1 - NO. OF ACCTS                                                                18                18
    DEL STAT 1 - CURRENT BALANCE                                                    $495,535.03       $506,159.37
    DEL STAT 2 - NO. OF ACCTS                                                                 8                 4
    DEL STAT 2 - CURRENT BALANCE                                                    $294,950.33        $96,559.02
    DEL STAT 1+ - NO. OF ACCTS                                                               39                37
    DEL STAT 1+ - CURRENT BALANCE                                                 $1,058,616.04       $981,265.02
    DEL STAT 3+ - NO. OF ACCTS                                                               13                15
    DEL STAT 3+ - CURRENT BALANCE                                                   $268,130.68       $378,546.63
    DEL STAT 9+ - NO. OF ACCTS                                                               12                11
    DEL STAT 9+ - CURRENT BALANCE                                                   $468,871.10       $427,586.34
    REO - NO. OF ACCTS                                                                        1                 0
    REO  - CURRENT BOOK BALANCE (UNPAID PRINC. BALANCE)                              $24,568.37             $0.00

LOAN MODIFICATION SUMMARY
    MTGE LOANS W/ SR. LIEN BALANCE MODIFICATION (CLTV less than 80%)                $263,793.06        $97,438.00
    MTGE LOANS W/ SR. LIEN BALANCE MODIFICATION (CLTV Greater than 80%)             $509,131.70       $469,298.62
    MTGE LOANS W/ CREDIT LIMIT MODIFICATION                                               $0.00             $0.00
    MTGE LOANS W/ GROSS MARGIN MODIFICATION                                          $42,652.61             $0.00

OTHER INFORMATION
    LIBOR RATE FOR CURRENT INTEREST PERIOD                                             5.40859%          5.27781%
    AMOUNT OWED TO CREDIT ENHANCER DUE TO PREPAYMENT SHORTFALL                               $0                $0
    CAPMAC'S SURETY BOND IN FORCE? (YES=1; NO=0)                                             1                 1


=================================================================================================================--------------

Detailed Information (Page 1 of 5)

Distribution Date:                                                                     11/16/98         12/15/98

LIBOR Rate (Adjusted two business days prior to previous Distribution Date)            5.40859%              5.27781%
Average Mtge Loans Net Loan Rate (Effective Rate; Multiply by 360/365)                  9.15488%              8.90041%
Maximum Rate                                                                           9.15488%              8.90041%
Investor Certificate Rate (LIBOR + 18 bps)                                             5.58859%              5.45781%
Investor Certificate Rate Capped at Maximum Rate? (Y=1; N=0)                                  0                0
Interest Period (Days)                                                                       32               29

Beginning Pool Balance                                                           118,669,323.14    113,432,867.76
Beginning Investor Certificate Principal Balance                                 113,987,082.72    108,750,627.34
Beginning Transferor Principal Balance                                             4,682,240.42      4,682,240.42
Beginning Invested Amount                                                        113,987,082.72    108,750,627.34
Investor Floating Allocation Percentage                                                96.0544%             95.8722%
Liquidation Loss Amount                                                                    0.00         44,536.25
Servicing Fee                                                                         49,445.55         47,263.69

    Mtge Loans Interest (Net of Cut-Off Date Overdue Interest)                     1,068,939.87      1,013,862.55
    Mtge Loans Principal                                                           6,614,862.63      6,869,063.52
    Mtge Loans Net Liquidation Proceeds                                                    0.00         (3,251.49)
    Mtge Loans Insurance Proceeds                                                          0.00              0.00
    Mtge Loans Optional Servicer Advances                                                  0.00              0.00
    Mtge Loans Purchase Price (Section 2.02(a))                                            0.00              0.00
    Mtge Loans (90+ Day Delinquent) Purchase Price                                         0.00              0.00
    Mtge Loans Transfer Deposit Amount (Section 2.02(a))                                   0.00              0.00
Available Funds                                                                    7,683,802.50      7,879,674.58

    Mtge Loans Interest                                                            1,068,939.87      1,013,862.55
    Mtge Loans Net Liquidations Proceeds (Alloc. to Int.)                                  0.00              0.00
    Mtge Loans Insurance Proceeds (Alloc. to Int.)                                         0.00              0.00
    Mtge Loans Optional Servicer Advances (Alloc. to Int.)                                 0.00              0.00
    Mtge Loans Purchase Price (Alloc. to Int.) (Section 2.02(a))                           0.00              0.00
    Mtge Loans (90+ Day Delinquent) Purchase Price (Alloc. to Int.)                        0.00              0.00
Mtge Loans Interest Collections                                                    1,068,939.87      1,013,862.55

    Mtge Loans Principal                                                           6,614,862.63      6,869,063.52
    Mtge Loans Net Liquidaton Proceeds (Alloc. to Princ.& Net of Forecl. Profits)          0.00         (3,251.49)
    Mtge Loans Insurance Proceeds (Alloc. to Princ.)                                       0.00              0.00
    Mtge Loans Purchase Price (Alloc. to Princ.) (Section 2.02(a))                         0.00              0.00
    Mtge Loans (90+ Day Delinquent) Purchase Price (Alloc. to Princ.)                      0.00              0.00
    Mtge Loans Transfer Deposit Amount (Section 2.02(a))                                   0.00              0.00
Mtge Loans Principal Collections                                                   6,614,862.63      6,865,812.03

Interest Collections                                                               1,068,939.87      1,013,862.55
Principal Collections                                                              6,614,862.63      6,865,812.03

Investor & Transferor Interest & Principal Allocation
    Investor Interest Collections                                                  1,026,763.57        972,012.70
    Investor Principal Collections                                                 6,482,565.38      6,728,495.79
    Transferor Interest Collections                                                   42,176.30         41,849.85
    Transferor Principal Collections                                                 132,297.25        137,316.24
    (check)                                                                                0.00              0.00

Investor Loss Amout                                                                        0.00         42,697.90
Transferor Loss Amount                                                                     0.00          1,838.35

==================================================================================================================-------------

Detailed Information (Page 2 of 5)

Distribution Date:                                                                     11/16/98          12/15/98

Investor Interest Collections                                                      1,026,763.57        972,012.70
    less Investor Servicing Fee                                                       47,494.62         45,312.76
    less Unpaid Servicing Fee                                                              0.00              0.00
    less Credit Enhancement Premium                                                   15,198.28         13,140.70
    less Investor Certificate Interest                                               566,246.28        478,129.66
    less Unpaid Investor Certificate Interest Shortfall                                    0.00              0.00
    less Investor Loss Amount                                                              0.00         42,697.90
    less Unpaid Investor Loss Amount                                                       0.00              0.00
    less Unreimbursed Draw Amounts                                                         0.00              0.00
Excess Interest                                                                      397,824.39        392,731.69
    less Accelerated Principal Distribution Amount                                         0.00              0.00
Remaining Excess Interest                                                            397,824.39        392,731.69
Investor Distributions
    Investor Certificate Interest                                                    566,246.28        478,129.66
    Managed Amortization Period? (Y=1; N=0)                                                   1                 1
    Rapid Amortization Event? (Y=1; N=0)                                                      0                 0
    Rapid Amortization Period? (Y=1; N=0)                                                     0                 0
    Principal Collections less Additional Balances                                 5,236,455.38      5,369,885.33
    Alternative Principal Payment                                                  5,236,455.38      5,369,885.33
    Maximum Principal Collections                                                  6,482,565.38      6,728,495.79
    Principal Distribution Amount                                                  5,236,455.38      5,369,885.33
    Investor Loss Amount Distributed to Investors                                          0.00         42,697.90
    Excess Interest Paid as Principal                                                      0.00              0.00
Transferor Distributions
    Transferor Interest Collections (net of Transferor Servicing Fee)                 40,225.37         39,898.91
    Excess Interest remaining from Collection Account                                397,824.39        392,731.69
    Principal Distributions (including Transferor Principal Collections)           1,378,407.25      1,495,926.70
    Principal Balance of Loans Removed from the Trust by the Servicer
    (Section 2.06)                                                                         0.00              0.00

Excess Int. (Shortfall) a/ Premium                                                   964,070.67        913,559.24
Excess Int. (Shortfall) a/ Interest                                                  397,824.39        435,429.59
Excess Int. (Shortfall) a/ Losses                                                    397,824.39        392,731.69
Required Amount                                                                            0.00              0.00
Required Amount Applied to Overcollateralization Amount                                    0.00              0.00
Subordinated Transferor Collections Applied to Required Amount                             0.00              0.00
Required Amount Applied to Transferor Balance                                              0.00              0.00
Draw on Policy                                                                             0.00              0.00
Investor Certificate Distribution Amount (Excluding Credit
Enhancement Draw Amount)                                                           5,802,701.66      5,890,712.88
Credit Enhancement Draw Amount (Excluding writedowns of OC)                                0.00              0.00
    Guaranteed Principal Distribution Amount                                               0.00              0.00
    Guaranteed Amount                                                                      0.00              0.00

==============================================================================================================-----------------

Detailed Information (Page 3 of 5)

Distribution Date:                                                                     11/16/98          12/15/98

Beginnining Pool Balance                                                         118,669,323.14    113,432,867.76
    Interest Distribution                                                          1,068,939.87      1,013,862.55
    Principal Distribution                                                         6,614,862.63      6,865,812.03
    Servicer Account Removals (Section 2.06)                                               0.00              0.00
    Additional Balances                                                            1,378,407.25      1,495,926.70
    Liquidation Loss Amount                                                                0.00         44,536.25
Ending Pool Balance                                                              113,432,867.76    108,018,446.18

Beginning Investor Certificate Principal Balance                                 113,987,082.72    108,750,627.34
    Investor Certificate Interest                                                    566,246.28        478,129.66
    Unpaid Investor Certificate Interest Shortfall distributed                             0.00              0.00
    Investor Certificate Principal                                                 5,236,455.38      5,412,583.23
Ending Investor Certificate Principal Balance                                    108,750,627.34    103,338,044.11
Pool Factor                                                                           0.6684120         0.6351447

Beginnining Transferor Balance                                                     4,682,240.42      4,682,240.42
    Interest Distribution (including funds released from
    Collection Account)                                                              440,000.69       434,581.53
    Principal Distribution (including Unallocated Transferor
    Principal Collections)                                                         1,378,407.25      1,495,926.70
    Additional Balances                                                            1,378,407.25      1,495,926.70
    Principal Balance of Loans Removed from the Trust by the Servicer
    (Section 2.06)                                                                         0.00              0.00
    Losses allocated to Transferor                                                         0.00          1,838.35
Ending Transferor Balance                                                          4,682,240.42      4,680,402.07
Minimum Transferor Interest                                                        3,320,408.16      3,320,408.16
Transferor Principal Collections Unallocated due to Minimum Transferor
Interest (held in Coll. Acct.)                                                             0.00              0.00
Total Unallocated Transferor Principal Collections held in Collection Account              0.00              0.00

Beginning Invested Amount                                                        113,987,082.72    108,750,627.34
    Principal Distribution Amount                                                  5,236,455.38      5,369,885.33
    Investor Loss Reduction Amount                                                         0.00         42,697.90
Ending Invested Amount                                                           108,750,627.34    103,338,044.11

Required OC Amount                                                                         0.00              0.00
Beginning OC Amount                                                                        0.00              0.00
Ending OC Amount                                                                           0.00              0.00
Ending OC Amount (% of Original Pool Balance)                                              0.00%             0.00%

Current Month Excess Spread                                                                3.566%            3.443%
Rolling Three-Month Excess Spread                                                          3.601%            3.549%
Excess Spread Trigger Step-Up Percentage                                                   0.000%            0.000%

Delinquency Step-Up Amount                                                           234,435.55        213,793.17
Required Subordinated Percentage                                                           2.000%            2.000%
Initial Subordinated Amount                                                        3,320,408.16      3,320,408.16

Trigger Date Step-Down Subordinated Amount                                                 0.00              0.00
Preliminary Step-Down Subordinated Amount                                          4,746,772.93      4,537,314.71
Step-Down Subordinated Amount                                                      4,746,772.93      4,537,314.71

Preliminary Transferor Subordinated Amount                                         3,554,843.71      3,534,201.33
Can the Required Transferor Subordinated Amount be Reduced?                                   Y                 Y
Required Transferor Subordinated Amount                                            3,554,843.71      3,534,201.33
Available Transferor Subordinated Amount                                           3,554,843.71      3,534,201.33
Subordinated Transferor Collections                                                   40,225.37         39,898.91

Annualized Six-Month Rolling Losses After a Rapid Amortization
Event Trigger (Y=1;(N=0)                                                                       0                0
Step-Up Cumulative Loss Trigger (Y=1; N=0)                                                     0                0
Six-Month Rolling Loss and Rapid Amortization Event Trigger Violated? (Y=1; N=0)               0                0


===============================================================================================================================

Detailed Information (Page 4 of 5)

Distribution Date:                                                                     11/16/98         12/15/98

Step-Down Cumulative Loss Test Violated? (Y=1; N=0)                                           0                0
Step-Down Rolling Twelve-Month Delinquency Rate Test Violated? (Y=1; N=0)                     0                0
Current 60+ Day Delinquency Rate                                                           0.50%             0.44%
Rolling Twelve-Month Delinquency Rate                                                      0.00%             0.00%

Ending Unreimbursed Draw on Surety Bond                                                    0.00              0.00

Beginning Insured Principal Amount                                              $113,987,082.72   $108,750,627.34
Ending Insured Principal Amount                                                 $108,750,627.34   $103,338,044.11

Available Credit Enhancement                                                               0.00%             0.00%
Investor Distribution Amount                                                       5,802,701.66      5,890,712.88
Transferor Distribution Amount (incl. Excess Cash Rel. From Collection Account)    1,816,457.01      1,928,557.30

Investor Loss Amount Reimbursed from Excess Interest                                       0.00         42,697.90
Investor Loss Amount Allocated to OC                                                       0.00              0.00
Investor Loss Amount Reimbursed from Subordinated Transferor Collections                   0.00              0.00
Investor Loss Amount Reimbursed from Transferor Balance                                    0.00              0.00
Investor Loss Amount Reimbursed from Policy Draw                                           0.00              0.00
Investor Loss Amount Unreimbursed                                                          0.00              0.00
Unreimbursed Loss Amount Distributed                                                       0.00              0.00

Cum. Accelerated Principal Distribution Amount                                             0.00              0.00
Cum. Principal Payments (Including ECPB & APDA)                                   53,949,372.66     59,361,955.89
Cum. Principal Payments (Excluding ECPB & APDA)                                   53,949,372.66     59,361,955.89
Cum. OC Amount                                                                             0.00              0.00
Cum. Liquidation Losses                                                              196,974.42        241,510.67
Cum. Investor Loss Reduction Amount                                                        0.00              0.00
Cum. Purchase Price of Repurchased Loans (Alloc. to Principal)                             0.00              0.00
Cum. Guaranteed Principal Distribution Amount                                              0.00              0.00
Cum. Credit Enhancement Draw Amount Amount                                                 0.00              0.00
Cum. Servicer Removals from Trust (Section 2.06)                                           0.00              0.00

Cum. Modifications to Sr. Lien Balance (CLTV less than 80%)                          851,462.11        948,900.11
Cum. Modifications to Sr. Lien Balance (CLTV less than 80%)
(% of Initial Pool)                                                                        0.51%             0.57%
Cum. Modifications to Sr. Lien Balance (CLTV>80%)                                  2,161,209.70      2,630,508.32
Cum. Modifications to Sr. Lien Balance (CLTV>80%) (% of Initial Pool)                      1.30%             1.58%
Cum. Modifications to Credit Limit                                                   727,464.51        727,464.51
Cum. Modifications to Credit Limit (% of Initial Pool)                                     0.44%             0.44%
Cum. Modifications to Gross Margin                                                   783,947.58        783,947.58
Cum. Modifications to Gross Margin (% of Initial Pool)                                     0.47%             0.47%





===============================================================================================================================

Detailed Information (Page 5 of 5)

Distribution Date:                                                                      1/16/98          12/15/98

Accrued but Unpaid a/ Distribution
    Servicing Fee                                                                          0.00              0.00
    Investor Certificate Interest                                                          0.00              0.00
    Credit Enhancement Premium                                                             0.00              0.00
    Unreimbursed Draw Amounts                                                              0.00              0.00

SOURCES OF FUNDS:
    Mtge Loans Interest                                                            1,068,939.87      1,013,862.55
    Mtge Loans Net Liq. Proceeds (Alloc. to Int. & Incl. Rec. Charge-Offs)                 0.00              0.00
    Mtge Loans Insurance Proceeds (Alloc. to Int.)                                         0.00              0.00
    Mtge Loans Purchase Price (Alloc. to Int.) (Section 2.02(a))                           0.00              0.00
    Mtge Loans (90+ Days Delinquent) Purchase Price (Alloc. to Int.)                       0.00              0.00
    Mtge Loan Principal                                                            6,614,862.63      6,869,063.52
    Mtge Loans Net Liq. Proceeds (Alloc. to Princ.)                                        0.00         (3,251.49)
    Mtge Loans Insurance Proceeds (Alloc. to Princ.)                                       0.00              0.00
    Mtge Loans Purchase Price (Alloc. to Princ.) (Section 2.02(a))                         0.00              0.00
    Mtge Loans (90+ Days Delinquent) Purchase Price (Alloc. to Princ.)                     0.00              0.00
    Mtge Loans Transfer Deposit Amount (Section 2.02(a))                                   0.00              0.00
    Draw on Policy                                                                         0.00              0.00
    Unallocated Transferor Collections                                                     0.00              0.00
Total                                                                              7,683,802.50      7,879,674.58

USES OF FUNDS
    Servicing Fee                                                                     49,445.55         47,263.69
    Investor Interest Distribution                                                   566,246.28        478,129.66
    Accrued and Unpaid Investor Interest Distributed                                       0.00              0.00
    Investor Principal Distribution                                                5,236,455.38      5,412,583.23
    Transferor Distribution (not including Cash Released to Transferor)            1,418,632.62      1,535,825.61
    Unallocated Transferor Principal Collections                                           0.00              0.00
    Accrued and Unpaid Servicing Fee Distributed                                           0.00              0.00
    Payment of Unreimbursed Surety Bond Draw Amounts                                       0.00              0.00
    Credit Enhancement Premium Distributed                                            15,198.28         13,140.70
    Cash Released to Transferor (Including OC Step-Down Release)                     397,824.39        392,731.69
Total                                                                              7,683,802.50      7,879,674.58

-------------------------------------------------------------------------------------------------------------------------------
ERROR CHECK
Sources & Uses                                                                            OK               OK
Pool Balance                                                                              OK               OK
Transferor Balance (Will indicate "VIOLATION" if Servicer has
violated Min. Transferor Int.)                                                            OK               OK
Loss Allocation                                                                           OK               OK
Overcollateralization                                                                     OK               OK
Balance Reduction                                                                         OK               OK
-------------------------------------------------------------------------------------------------------------------------------

Distribution List:

   Barbara Grosse - First National Bank of Chicago                  Lupe Montero - Countrywide Home Loans
   Judy Tan - Morgan Stanley                                        Richard Marron - Countrywide Home Loans
                                                                    Dave Walker - Countrywide Home Loans



===============================================================================================================================

Servicer Certificate (Page 1 of 3)

Distribution Date:                                                                    11/16/98           12/15/98

A.  POOL INFORMATION

    Aggregate Amount of  Collections                                               7,683,802.50      7,879,674.58
    Aggregate Amount of  Interest Collections                                      1,068,939.87      1,013,862.55
    Aggregate Amount of  Principal Collections                                     6,614,862.63      6,865,812.03
    Transfer Deposit Amount (Sections 2.02(a) & 2.06)                                      0.00              0.00
    Beginning Pool Balance                                                       118,669,323.14    113,432,867.76
    Ending Pool Balance                                                          113,432,867.76    108,018,446.18
    Additional Balances                                                            1,378,407.25      1,495,926.70
    Servicer Removals from the Trust (Section 2.06)                                        0.00              0.00
    Cum. Modifications to Sr. Lien Balance (CLTV less than 80%)                      851,462.11        948,900.11
    Cum. Modifications to Sr. Lien Balance (CLTV less than 80%)
    (% of Initial Pool)                                                                    0.51%             0.57%
    Cum. Modifications to Sr. Lien Balance (CLTV greater than 80%)                 2,161,209.70      2,630,508.32
    Cum. Modifications to Sr. Lien Balance (CLTV greater than 80%)
    (% of Initial Pool)                                                                    1.30%             1.58%
    Cum. Modifications to Credit Limit                                               727,464.51        727,464.51
    Cum. Modifications to Credit Limit (% of Initial Pool)                                 0.44%             0.44%
    Cum. Modifications to Gross Margin                                               783,947.58        783,947.58
    Cum. Modifications to Gross Margin (% of Initial Pool)                                 0.47%             0.47%
    Servicing Fee                                                                     49,445.55         47,263.69
    Unpaid Servicing Fee Received                                                          0.00              0.00
    Remaining Accrued and Unpaid Servicing Fee                                             0.00              0.00

B.  INTEREST, PRINCIPAL & LOSS ALLOCATION

    Investor Certificateholder Floating Allocation Percentage                             96.05%            95.87%
    Investor Certificateholder Fixed Allocation Percentage                                98.00%            98.00%
    Investor Interest Collections                                                  1,026,763.57        972,012.70
    Investor Principal Collections                                                 6,482,565.38      6,728,495.79
    Transferor Interest Collections                                                   42,176.30         41,849.85
    Transferor Principal Collections                                                 132,297.25        137,316.24
    Investor Loss Amount                                                                   0.00         42,697.90
    Beginning Invested Amount                                                    113,987,082.72    108,750,627.34
    Ending Invested Amount                                                       108,750,627.34    103,338,044.11

C.  INTEREST & PRINCIPAL DISTRIBUTIONS TO INVESTORS

    Investor Certificate Interest Distributed                                        566,246.28        478,129.66
    Investor Certificate Interest Shortfall b/ any Draw on Policy                          0.00              0.00
    Unpaid Investor Certificate Interest Shortfall Received                                0.00              0.00
    Unpaid Investor Certificate Interest Shortfall Remaining                               0.00              0.00

    Principal Distribution Amount                                                  5,236,455.38      5,369,885.33
        Managed Amortization Period? (Yes=1; No=0)                                            1                 1
        Rapid Amortization Period? (Yes=1; No=0)                                              0                 0
        Maximum Principal Collections Payment                                      6,482,565.38      6,728,495.79
        Alternative Principal Payment                                              5,236,455.38      5,369,885.33
        Principal Collections less Additional Balances                             5,236,455.38      5,369,885.33
    Investor Loss Amount Distributed to Investors                                          0.00         42,697.90
    Accelerated Principal Distribution Amount                                              0.00              0.00







===============================================================================================================================

Servicer Certificate (Page 2 of  3)

Distribution Date:                                                                  11/16/98             12/15/98

D.  INVESTOR CERTIFICATE PRINCIPAL BALANCE

    Beginning Certificate Principal Balance                                      113,987,082.72    108,750,627.34
    Ending Certificate Principal Balance                                         108,750,627.34    103,338,044.11
    Pool Factor                                                                       0.6684120         0.6351447

E.  DISTRIBUTIONS TO TRANSFEROR

    Interest Distribution                                                            440,000.69        434,581.53
    Principal Distribution                                                         1,378,407.25      1,495,926.70
    Amount Distributed to Transferor pursuant to Section 5.01(a)(x)
    (included in Interest Distribution)                                              397,824.39        392,731.69

F.  TRANSFEROR BALANCE

    Beginning Transferor Principal Balance                                         4,682,240.42      4,682,240.42
    Ending Transferor Principal Balance                                            4,682,240.42      4,680,402.07
    Servicer Removals from the Trust (Section 2.06)                                        0.00              0.00
    Minimum Transferor Balance                                                     3,320,408.16      3,320,408.16

G.  INVESTOR CERTIFICATE RATE

    Investor Certificate Rate                                                          5.58859%           5.45781%
    LIBOR Rate                                                                         5.40859%           5.27781%
    Maximum Rate                                                                       9.15488%           8.90041%
    Weighted Average Mortgage Net Loan Rate                                            9.15488%           8.90041%

H.  CREDIT ENHANCEMENT

    Credit Enhancement Fee                                                            15,198.28         13,140.70
    Beginning OC Amount                                                                    0.00              0.00
    Ending OC Amount                                                                       0.00              0.00
    Guaranteed Amount                                                                      0.00              0.00
    Guaranteed Principal Distribution Amount                                               0.00              0.00
    Credit Enhancement Draw Amount                                                         0.00              0.00


J.  DELINQUENCY & REO STATUS

    Delinquent 30-59 days
        No. of Accounts                                                                      18                18
        Trust Balances                                                               495,535.03        506,159.37
    Delinquent 60-89 days
        No. of Accounts                                                                       8                 4
        Trust Balances                                                               294,950.33         96,559.02
    Delinquent 90+ days
        No. of Accounts                                                                      13                15
        Trust Balances                                                               268,130.68        378,546.63
    Delinquent 9+ months
        No. of Accounts                                                                      12                11
        Trust Balances                                                               468,871.10        427,586.34
    REO
        No. of Accounts                                                                       1                 0
        Trust Balances                                                                24,568.37              0.00

=============================================================================================================-----------------=

Servicer Certificate (Page 3 of  3)

Distribution Date:                                                                     11/16/98          12/15/98

K.  EVENT OF DEFAULT TRIGGERS                                                                 0                 0

    Failure by Seller to make payment within 5 Business Days of Required Date ?               0                 0
    Failure by Seller to perform any covenants described in the Agreement ?                   0                 0
    Bankruptcy or Insolvency relating to Servicer ?                                           0                 0

L.  RAPID AMORTIZATION EVENT TRIGGERS                                                         0                 0

    Failure by Seller to make payment within 3 Business Days of Required Date ?               0                 0
    Breach of Representation or Warranty by Seller or Depositor?                              0                 0
    Bankruptcy or Insolvency relating to Transferor ?                                         0                 0
    Subject to Investment Company Act of 1940 Regulation ?                                    0                 0
    Any Event of Default ?                                                                    0                 0
    Draws Under Policy are Greater than 1% of Initial Pool Principal Balance?                 0                 0

    IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 9th day of December, 1998

           Countrywide Home Loans Formerly Known as Countrywide Funding Corporation
           as Servicer

           _______________________________________
            Lupe Montero
            Vice President







    Distribution List:

       Barbara Grosse - First National Bank of Chicago              Lupe Montero - Countrywide Home Loans
       Judy Tan - Morgan Stanley                                    Richard Marron - Countrywide Home Loans
                                                                    Dave Walker - Countrywide Home Loans
                                                                    Jose Baltasar - Countrywide Home Loans
                                                                    Dianne Barrella - Countrywide Home Loans
                                                                    Richard Pohl - Countrywide Home Loans

===============================================================================================================================

Statement to Certificateholders (Page 1 of 2)

Distribution Date:                                                                     11/16/98         12/15/98

    INVESTOR CERTIFICATES DISTRIBUTION SUMMARY (PER $1000 ORIGINAL PRINCIPAL AMOUNT)

A.  INTEREST & PRINCIPAL DISTRIBUTIONS TO INVESTORS

    Investor Certificate Interest Distributed                                          3.480309          2.938719
    Investor Certificate Interest Shortfall Distributed                                0.000000          0.000000
    Remaining Unpaid Investor Certificate Interest Shortfall                           0.000000          0.000000

    Managed Amortization Period ? (Yes=1; No=0)                                               1                 1
    Investors Certificate Principal Distributed                                       32.184729         33.267260
      Principal Distribution Amount                                                   32.184729         33.004827
         Maximum Principal Payment                                                    39.843672         41.355229
         Alternative Principal Payment                                                32.184729         33.004827
         Principal Collections less Additional Balances                               32.184729         33.004827
      Investor Loss Amount Distributed to Investors                                    0.000000          0.262433
      Accelerated Principal Distribution Amount                                        0.000000          0.000000
      Credit Enhancement Draw Amount                                                       0.00              0.00

    Total Amount Distributed to Certificateholders (P & I)                            35.665038         36.205980

B.  INVESTOR CERTIFICATE PRINCIPAL BALANCE

    Beginning Investor Certificate Balance                                       113,987,082.72    108,750,627.34
    Ending Investor Certificate Balance                                          108,750,627.34    103,338,044.11
    Beginning Invested Amount                                                    113,987,082.72    108,750,627.34
    Ending Invested Amount                                                       108,750,627.34    103,338,044.11
    Investor Certificateholder Floating Allocation Percentage                          96.0544%          95.8722%
    Pool Factor                                                                       0.6684120         0.6351447
    Liquidation Loss Amount for Liquidated Loans                                           0.00         44,536.25
    Unreimbursed Liquidation Loss Amount                                                   0.00              0.00

C.  POOL INFORMATION
    Beginning Pool Balance                                                       118,669,323.14    113,432,867.76
    Ending Pool Balance                                                          113,432,867.76    108,018,446.18
    Servicer Removals form the Trust (Section 2.06)                                        0.00              0.00
    Servicing Fee                                                                     49,445.55         47,263.69

D.  INVESTOR CERTIFICATE RATE

    Investor Certificate Rate                                                         5.588590%         5.457810%
    LIBOR Rate                                                                        5.408590%         5.277810%
    Maximum Rate                                                                      9.154877%         8.900411%

E.  DELINQUENCY & REO STATUS

    Delinquent 30-59 days
        No. of Accounts                                                                      18                18
       Trust Balances                                                                495,535.03        506,159.37
    Delinquent 60-89 days
        No. of Accounts                                                                       8                 4
       Trust Balances                                                                294,950.33         96,559.02
    Delinquent 90+ days
        No. of Accounts                                                                      13                15
       Trust Balances                                                                268,130.68        378,546.63
    Delinquent 9+ Months
        No. of Accounts                                                                      12                11
       Trust Balances                                                                   468,871           427,586
    REO
        No. of Accounts                                                                       1                 0
       Trust Balances                                                                 24,568.37              0.00


===============================================================================================================================

Statement to Certificateholders (Page 2 of 2)

Distribution Date:                                                                     11/16/98          12/15/98

    IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 9th day of December, 1998


           Countrywide Home Loans Formerly Known as Countrywide Funding Corporation
           as Servicer

           /s/ Lupe Montero
           -------------------
               Lupe Montero
               Vice President


















    Distribution List:

       Barbara Grosse - First National Bank of Chicago              Lupe Montero - Countrywide Home Loans
       Judy Tan - Morgan Stanley                                    Richard Marron - Countrywide Home Loans
                                                                    Dave Walker - Countrywide Home Loans
                                                                    Mar Luciano - Countrywide Home Loans
                                                                    Dianne Barrella - Countrywide Home Loans
                                                                    Richard Pohl - Countrywide Home Loans

===============================================================================================================================
